Exhibit (d) (4)

                             [NORTEL NETWORKS Logo]

                          NORTEL NETWORKS CORPORATION

                                      2000

                               STOCK OPTION PLAN

                                                          [NORTEL NETWORKS Logo]

                          NORTEL NETWORKS CORPORATION

                                      2000

                               STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN

The purpose of the Plan is to promote the long term success of Nortel Networks by providing financial incentives to Key Employees and Directors. The Plan is designed to encourage Key Employees and Directors to acquire a proprietary interest in the Corporation, to provide them with additional incentive to further the growth and development of Nortel Networks and in the case of Key Employees, to encourage them to remain in the employment of Nortel Networks. The Plan is also designed to assist Nortel Networks in attracting individuals with experience and ability.

The Plan has been amended and restated to reflect the transactions contemplated by the plan of arrangement (the "Plan of Arrangement") described in the Amended and Restated Arrangement Agreement, made as of January 26, 2000, as amended and restated March 13, 2000, among BCE Inc., Nortel Networks Corporation, New Nortel Inc. and the other parties thereto. In connection with the Plan of Arrangement, New Nortel Inc. acquired from the holders of the common stock (other than BCE Inc. and its affiliates) of Nortel Networks Corporation all of the Nortel Networks Corporation common shares then held by such shareholders in exchange for an equal number of common shares of New Nortel Inc. and each shareholder of BCE Inc. received approximately 0.78 common shares of New Nortel Inc. for each common share of BCE Inc. then held by such BCE shareholder. On the effective date of the Plan of Arrangement, the common shares of New Nortel Inc. were listed on the New York Stock Exchange and The Toronto Stock Exchange in substitution for the common shares of Nortel Networks Corporation. As part of the Plan of Arrangement, Nortel Networks Corporation changed its name to Nortel Networks Limited ("Nortel Limited") and New Nortel Inc. changed its name to Nortel Networks Corporation ("Nortel Networks" or the "Corporation").

In connection with and effective as of the effective date of the Plan of Arrangement (the "Restatement Effective Date"), (i) Nortel Networks assumed and adopted the Plan and all then outstanding awards granted under the Plan and the Board of Directors of Nortel Networks succeeded to all of the powers and responsibilities of the Board of Directors of Nortel Limited under the Plan and
(ii) awards granted or to be granted under the Plan and the shares subject to the Plan were adjusted and relate to the common shares of Nortel Networks.

2.   DEFINITIONS

For purposes of the Plan, the terms contained in this Section shall have the following meanings.

"affiliated companies" shall have the meaning ascribed to the term "affiliated bodies corporate" in Subsection 2(2) of the CBCA.

"affiliated entities" shall mean (a) "affiliated companies" and (b) such other companies, partnerships, trusts, joint ventures or other legal entities in which the Corporation has an investment or participates as the Committee may determine for the purposes of any of the provisions of the Plan.

"Board of Directors" shall mean the Board of Directors of the Corporation.

"Canadian Option" shall mean an Option for which the Subscription Price shall be stated and payable in Canadian dollars.

"CBCA" shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended.

"Cause" shall mean, in connection with an Optionee's Termination of Services, just cause under applicable law; provided that, for all purposes of the Plan,
(i) if, at the time of such Termination of Services, the Optionee is covered by any severance, termination or similar plan or policy maintained by the Corporation or any affiliated entity thereof that employs the Optionee, the term "cause" shall have the meaning, if any, assigned thereto in such plan or policy or if there is no definition of cause in such plan or policy, the term "cause" shall mean the termination of the Optionee's active employment under circumstances in which the Optionee is not entitled to receive notice of termination or compensation in lieu of notice under such plan or policy or (ii) if, at the time of such Termination of Services, the Optionee is party to an employment, severance, retention or similar agreement with the Corporation or any affiliated entity thereof that contains a definition of the term "cause" or similar term, such term shall have the meaning, if any, assigned thereto in such agreement.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Committee" shall mean the management resources and compensation committee constituted by the Board of Directors and described in Section 3 hereof or such other committee as may be designated by the Board of Directors from time to time to administer the Plan.

"Corporation" shall mean Nortel Networks Corporation (known prior to the Plan of Arrangement as New Nortel Inc.) or its successors.

"Director" shall mean a member of the Board of Directors other than a Key Employee.

"Effective Date" shall mean the date as of which a Grant of Options shall take effect and the date as of which any determination made by the Committee in connection with any such Grant in accordance with Section 5 hereof shall take effect, provided that the Effective Date shall not be a date prior to the date the Committee determines a Grant of Options shall be made and, unless otherwise specified by the Committee, the Effective Date will be the date the Committee determines a Grant of Options shall be made,

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

"Grant" shall mean the number of Options and/or Stock Appreciation Rights granted to a Key Employee or Director on a particular Effective Date in accordance with Section 5 hereof.

"Incentive Stock Option" shall mean a U.S. Option which, on the Effective Date, is intended to qualify and is designated by the Committee as an Incentive Stock Option within the meaning of Section 422 of the Code (or any successor provision).

"Key Employee" shall mean any key employee of the Corporation or of any of its affiliated entities, but shall not include a member of the Board of Directors who is not also such a key employee.

"Market Value" of a Share shall mean the average of the high and low prices for a board lot of Shares traded in Canadian dollars on The Toronto Stock Exchange ("TSE") during the relevant day or, if the volume of Shares traded on the composite tape during the relevant day in the United States exceeds the volume of Shares traded in Canadian dollars on the TSE on such relevant day, the average of the high and low prices for a board lot of Shares on the New York Stock Exchange ("NYSE"). The Market Value so determined may be in Canadian dollars or in U.S. dollars. As a result, the Market Value of a Share covered by a Canadian Option shall be either (a) such Market Value as determined above, if in Canadian dollars, or (b) such Market Value as determined above converted into Canadian dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in U.S. dollars. Similarly, the Market Value of a Share covered by a U.S. Option shall be either (a) such Market Value as determined above, if in U.S. dollars, or (b) such Market Value as determined above converted into U.S. dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in Canadian dollars. If on the relevant day there is not a board lot trade in the Shares on each of the TSE and NYSE or there is not a noon rate of exchange of the Bank of Canada, then the Market Value of a Share covered by a Canadian Option and the Market Value of a Share covered by a U.S. Option shall be determined as provided above on the first day immediately preceding the relevant day for which there were such board lot trades in the Shares and a noon rate of exchange. The Market Value of a Share shall be rounded up to the nearest whole cent.

"Non-Qualified Stock Option" shall mean a U.S. Option which does not qualify or which is not designated by the Committee as an Incentive Stock Option within the meaning of Section 422 of the Code (or any successor provision).

"Nortel Networks" shall mean Nortel Networks Corporation (known prior to the Plan of Arrangement as New Nortel Inc.) or its successors.

"Nortel Networks Companies" shall mean the Corporation and its affiliated entities.

"Option" shall mean an option, granted pursuant to Section 5 hereof, to purchase a Share and shall include a Canadian Option and a U.S. Option.

"Optionee" shall mean an individual to whom a Grant has been made by the Committee pursuant to Section 5 hereof.

"Option Period" shall mean the period commencing on the Effective Date of a Grant and ending no later than on the day prior to the tenth anniversary of such Effective Date.

"Plan" shall mean this Nortel Networks Corporation 2000 Stock Option Plan as set forth herein and as may be amended from time to time.

"Plan of Arrangement" shall have the meaning assigned to such term in Section 1 hereof.

"Restatement Effective Date" shall have the meaning assigned to such term in
Section 1 hereof.

"Retirement" shall mean, (i) in the case of a Key Employee, retirement in accordance with the provisions of any pension or retirement plan of the Corporation or of any of its affiliated entities covering the Optionee, retirement pursuant to a special pension arrangement entered into by the Corporation or any of its affiliated entities and an Optionee and applicable in lieu of, or in addition to, any pension or retirement plan of the Corporation or of any of its affiliated entities or, if the Optionee is not covered by such a plan and/or special pension arrangement, as determined by the Committee; and
(ii) in the case of a Director, a resignation from the Board of Directors or a failure to be re-elected to the Board of Directors at the end of the Director's then current term of office.

"Rule 3b-4" shall mean Rule 3b-4 promulgated under the Exchange Act and any future regulation amending, supplementing or superseding such regulation.

"Rule 16b-3 " shall mean Rule 16b-3 promulgated under the Exchange Act and any future regulation amending, supplementing or superseding such regulation.

"Shares" shall mean the common shares of the Corporation and "Share" shall mean a common share of the Corporation, in each such case, as adjusted or converted pursuant to Section 8, if applicable.

"Stock Appreciation Right" shall mean a right, granted pursuant to Section 5 hereof, to receive payment of the amount calculated in accordance with the provisions of Section 7(a) hereof.

"Stock Split" shall mean the subdivision on a two-for-one basis of the Shares that became effective at the close of business on the fourth trading day on The Toronto Stock Exchange following of the effective date of the Plan of Arrangement.

"Subscription Price" of a Share shall mean the price payable by an Optionee to purchase one Share on the exercise of an Option, which shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the Grant of the Option covering such Share.

"Termination of Services" shall mean (i) the case of a Key Employee, the termination of such Key Employee's active employment with Nortel Networks and
(ii) in the case of a Director, the termination of such Director's membership on the Board of Directors.

"U.S. Option" shall mean an Option for which the Subscription Price shall be stated and payable in United States dollars.

3.   ADMINISTRATION

The Committee shall administer the Plan in accordance with its terms. The Committee shall consist of three or more persons, all of whom shall be appointed by, and be members of, the Board of Directors; provided, that from and after such time as the Corporation ceases to qualify as a "foreign private issuer" within the meaning of Rule 3b-4, the Committee shall consist of two or more persons, at least two of whom qualify as (i) a "non-employee director" within the meaning of Rule 16b-3; and (ii) an "outside director" within the meaning of United States Treasury Regulation Section 1.162-27(e)(3) under the Code, unless otherwise determined by the Board of Directors. In addition to the other powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee shall have full and complete discretionary authority to interpret the Plan and to prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. Any such interpretation, rule, regulation, determination or other act of the Committee shall be conclusively binding upon all persons.

No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board of Directors.

The Committee may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to such committee, person or persons as it may determine, from time to time, on terms and conditions as it may determine. The Committee may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it.

4.   SHARES SUBJECT TO THE PLAN

The maximum aggregate number of Shares with respect to which Grants may be made under the Plan, after giving effect to the Stock Split, shall not exceed 94,000,000 Shares, subject to any adjustments provided for in Section 8 hereof.

The number of Shares which may be issued from treasury under this Plan, after giving effect to the Stock Split, to all Directors shall not exceed 500,000, subject to any adjustments provided for in Section 8 hereof.

Notwithstanding the foregoing, the maximum number of Shares with respect to which Grants may be made under the Plan in any calendar year to any Key Employee shall not exceed 10,000,000 Shares, in the aggregate, after giving effect to the Stock Split. Such maximum number shall be subject to adjustment in accordance with Section 8.

The aggregate number of Shares reserved for issuance pursuant to stock options granted by the Corporation to an Optionee, whether under the Plan or pursuant to any other stock option plan or other arrangement, shall not exceed five percent of the number of Shares issued and outstanding at any time.

In addition, at no time shall the number of Shares reserved for issuance under the Plan, together with the number of Shares reserved for issuance under any other Share Compensation Arrangement, result in:

(a) the number of Shares reserved for issuance pursuant to stock options granted by the Corporation to Insiders exceeding ten percent of the issued and outstanding Shares;

(b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding ten percent of the Outstanding Issue; or

(c) the issuance to any one Insider and such Insider's Associates, within a one-year period, of a number of Shares exceeding five percent of the Outstanding Issue.

For this purpose only, the terms "Associate", "Insider" and "Share Compensation Arrangement" and the term "Outstanding Issue" shall have the meaning ascribed to such terms in Section 627 and Section 629 of the Toronto Stock Exchange Company Manual, as amended. The number of Shares reserved for issuance or issued to an Insider prior to the date on which the individual became an Insider shall be excluded for purposes of determining the number of Shares reserved for issuance or issued to an Insider.

The Grant of an Option with a related Stock Appreciation Right shall be considered to have been made with respect to one Share, unless and until such Option expires or terminates for any reason, without being exercised, in which case such Share shall again become available for Grants under the Plan.

The Board of Directors shall authorize from time to time the issue, or the purchase on the open market or in private transactions, of such number of Shares of the Corporation as may be necessary to permit the Corporation to meet its obligations under the Plan.

In the event that during the Option Period of an Option, but prior to the exercise of the Option, the Optionee is employed by the Corporation and/or one or more of its affiliated entities, the Corporation may request reimbursement from each such affiliated entity of an amount equal to that portion of the deemed employment income received by such Optionee in the exercise of such Option which the Corporation determines may reasonably be attributed to the portion of the Optionee's employment with any such affiliated entity during such period.

5.   GRANTS

Subject to the provisions of the Plan, the Committee shall, from time to time, determine the Key Employees and Directors to whom Grants are to be made based on such factors as the Committee may deem relevant. At such time, the Committee shall also:

(a) determine, in connection with each Grant, to grant Options with or without Stock Appreciation Rights;

(b) determine, in connection with each Grant, the Effective Date thereof and the number of Options and Stock Appreciation Rights to be granted, provided that in no case shall the number of Stock Appreciation Rights in a Grant exceed the number of Options in such Grant;

(c) determine, in connection with each Grant, that the Options granted shall be either Canadian Options or U.S. Options and, if U.S. Options, either Incentive Stock Options or Non-Qualified Stock Options or a combination thereof (provided that no U.S. Option shall be treated as an Incentive Stock Option unless the Committee so determines and the instrument evidencing the Grant so provides);

(d) determine, in connection with each Grant, the Subscription Price applicable to the Share covered by each Option included in such Grant;

(e) determine, in connection with each Grant, the Option Period applicable thereto;

(f) determine, in connection with each Grant, whether the exercise of any Option shall automatically entitle the Optionee to be granted additional Options and the terms and conditions applicable to any such additional Options, provided that the Subscription Price of a Share to be purchased on the exercise of such additional Options shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the Grant of such additional Options; and

(g) determine any other terms and conditions (which need not be identical and which, without limitation, may include conditions on the grant or exercise of Options, and non-competition provisions) of all Options and Stock Appreciation Rights covered by any Grant.

Incentive Stock Options shall only be granted to Key Employees.

6.   TERMS AND CONDITIONS OF OPTIONS

The Options covered by a Grant shall be evidenced by an instrument, in such form as the Committee shall from time to time approve, which shall comply with, and be subject to, the terms and conditions set out in this Section and which may contain such other terms, not inconsistent with the terms and conditions contained in this Section, as the Committee may determine.

(a)  Number of Shares

     Each Grant shall state the number of Options covered thereby and state that each such Option shall give the Optionee the right to purchase one Share.

(b)  Subscription Price

     The Subscription Price of the Share covered by an Option shall be 100 percent of the Market Value of a Share on the Effective Date of the Grant of the Option stated and payable in Canadian dollars, if a Canadian Option, and in United States dollars, if a U.S. Option, unless the Committee makes a determination, evidenced in the instrument of grant, that the Subscription Price shall be higher than such Market Value.

(c)  Payment

     The Subscription Price shall be payable on exercise of the Option:

     (i) in Canadian dollars, if a Canadian Option, or in United States dollars, if a U.S. Option, unless the Committee makes a determination otherwise, and may be paid in cash, or by wire transfer, certified cheque, banker's cheque or bank draft or other similar methods of payment acceptable to the Committee, or any combination thereof;

     (ii) by the surrender of Shares which have been owned by the Optionee for at least six months prior to the date of exercise; or

     (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this paragraph.

     Shares surrendered in accordance with clause (ii) or (iii) of this paragraph shall be valued at the Market Value thereof, determined in Canadian dollars if used to purchase a Share covered by a Canadian Option or in United States dollars if used to purchase a Share covered by a U.S. Option, on the date of exercise. The Committee may impose, at any time, such limitations and prohibitions on the use of Shares in payment of the Subscription Price as it deems appropriate, and shall, if appropriate, determine acceptable methods of surrendering Shares as payment of the Subscription Price. No Share shall be issued and no Share certificate shall be issued to an Optionee unless the Subscription Price for such Shares has been paid in full.

(d)  Option Period

     Unless the Committee provides for a shorter Option Period at or after the time a Grant is made and subject to the satisfaction of any other conditions specified by the Committee at or after the time the Grant is made on the Optionee's right to exercise all or any portion of the Options covered by such Grant, all or any part of the Options covered by a Grant shall be exercisable, from time to time, within the period commencing on the Effective Date of such Grant and ending on the day prior to the tenth anniversary of the Effective Date of such Grant, except as provided in paragraphs (f), (g), (h), (i) and (j) of this Section.

(e)  Basis on which Certain Options may be exercised

     The Committee shall, in its discretion, determine, at or after the time a Grant is made, that each Option granted with a Stock Appreciation Right shall be exercisable either:

     (i) on a cancellation basis, in which case the exercise of the Option so exercisable shall cause the cancellation of its related Stock Appreciation Right and vice versa; or

     (ii) on a simultaneous basis, in which case the exercise of the Option so exercisable shall automatically cause the exercise of its related Stock Appreciation Right and vice versa.

(f)  Right to exercise

     The Committee may, in its discretion, determine at or after the time a Grant is made a period or periods during which the Optionee may exercise all or a portion of the Options, subject to the fulfillment of any conditions for exercise determined by the Committee at or after the time a Grant is made. Thc Committee may at any time accelerate the right of an Optionee to exercise all or any part of the Options covered by a Grant not then exercisable.

     No Option shall be exercisable during the 12-month period immediately following the Effective Date of the Grant of such Option, except pursuant to an acceleration by the Committee of the right to exercise any Option or as approved by the Board of Directors.

(g)  Right to exercise in the event of death

     In the event of death of an Optionee, including while in the service of the Corporation or any of its affiliated entities or after Retirement, the Optionee's estate may only exercise the Options covered by any Grant to the Optionee to the extent such Options were exercisable on the day of the Optionee's death, during the 24-month period following the day of the Optionee's death (but not in any such case after the expiration of the Option Period first established by the Committee in connection with such Grant). The Optionee's estate shall include only the executors or administrators of such estate or any person or persons who shall have acquired the right to exercise such Options directly from the Optionee by bequest or inheritance.

(h)  Right to exercise in the event of Retirement

     In the event of Retirement, the Optionee may only exercise the Options covered by any Grant to the extent such Options were exercisable on the Optionee's date of Retirement during the 36-month period following the date of such Retirement (but not in any such case after the expiration of the Option Period first established by the Committee in connection with such Grant).

(i)  Right to exercise in the event of other terminations

     (i) In the event of an Optionee's Termination of Services for Cause, all Options covered by any Grant to the Optionee shall terminate and expire automatically upon such Termination of Services.

     (ii) In the event of an Optionee's Termination of Services for any reason (including resignation) other than death, Retirement, Disability or Cause, the Optionee may exercise the Options covered by any Grant to the extent such Options were exercisable on the date of the Optionee's Termination of Services during the 90-day period following the date of the Optionee's Termination of Services (but not in any such case after the expiration of the Option Period first established by the Committee in connection with such Grant).

(j)  Committee Discretion; Termination of Options

     Notwithstanding the provisions of paragraphs (f), (g), (h) or (i) of this
     Section 6, the Committee may, at or after the time a Grant of Options is made, (i) accelerate the exercisability of all or any portion of such Options that are outstanding as of the date of an Optionee's Termination of Services; (ii) waive any requirement of continued service with Nortel Networks for such Options to become exercisable on or after an Optionee's Termination of Services; and/or (iii) extend the period following an Optionee's Termination of Services during which the Optionee may exercise such Options, provided that such period for exercise may not extend beyond the expiration of the Option Period first established by the Committee in connection with such Grant. Following an Optionee's Termination of Services, any Options that are not exercised within the time periods prescribed in this Section 6 shall terminate and expire automatically upon the expiration of such prescribed time periods.

(k)  Non-Transferability

     An Option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's legal guardian and shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of the Optionee's death, unless otherwise determined by the Committee subject to the requirements of any exchange upon which Shares of the Corporation are listed. During an Optionee's lifetime, Incentive Stock Options shall be exercisable only by such Optionee and shall not be transferable other than by will or the laws governing the devolution of property in the event of the Optionee's death.

7.   STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted in accordance with Section 5 hereof shall be subject to the same terms and conditions as the Option to which it relates subject in any event, however, to the following additional terms and conditions.

(a)  Effect of Exercise

     On exercise of a Stock Appreciation Right which was granted in connection with an Option exercisable on a cancellation basis, the related Option shall be cancelled and the Optionee shall be entitled to receive an amount calculated as provided below. On exercise of a Stock Appreciation Right which was granted in connection with all Option exercisable on a simultaneous basis, the related Option shall automatically be exercised and the Optionee shall be entitled to receive an amount calculated as provided below.

     In either case, the amount payable on exercise of a Stock Appreciation Right shall be equal to the difference between the Market Value of a Share on the date of exercise of the Stock Appreciation Right, determined in the currency of the Subscription Price of the Share covered by the Option to which the Stock Appreciation Right relates, and the Subscription Price of the Share covered by such Option. Such amount shall be multiplied by the number of Stock Appreciation Rights exercised to obtain the cash sum payable on exercise of several Stock Appreciation Rights.

(b)  Settlement

     The Committee shall have sole discretion to determine the form in which payment in settlement of a Stock Appreciation Right will be made (e.g. cash, cheque, Shares or any combination of forms of payment) except that the Committee shall not have the discretion to determine that a cash payment will be made in a currency other than the currency of the Subscription Price of the Option to which the Stock Appreciation Right relates.

     If settlement is to be made in the form of Shares, the number of Shares to be distributed shall be the largest whole number of Shares obtained by dividing the cash sum otherwise payable as a result of the exercise of the Stock Appreciation Rights for which settlement is to be made in Shares by the Market Value of a Share on the date of exercise of such Stock Appreciation Rights determined in the same currency as the cash sum otherwise payable. No fractional Share shall be issued in full or partial settlement, in the form of Shares, of all or any part of the Stock Appreciation Rights covered by a Grant.

     The Committee may, in its discretion, provide rules and regulations pursuant to which the Optionee may elect to defer the cash sum otherwise payable in settlement of Stock Appreciation Rights.

(c)  General

     In the event that during the Option Period of an Option to which a Stock Appreciation Right is related, but prior to the exercise of the Option, the Optionee is employed by the Corporation and one or more of its affiliated entities, the Corporation may request reimbursement from each such affiliated entity of an amount equal to that portion of the Stock Appreciation Right ultimately paid to the Optionee which the Corporation determines may reasonably be attributed to the portion of the Optionee's employment with any such affiliated entity during such period.

8.   EFFECTS OF ALTERATION OF SHARE CAPITAL

In the event that, following the Stock Split:

(a) a dividend shall be declared upon the Shares or other securities of the Corporation payable in Shares or other securities of the Corporation (other than a dividend paid in the ordinary course);

(b) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation or entity, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision, consolidation or otherwise;

(c)  there shall be any change, other than those specified in paragraphs (a) and
     (b) of this Section, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged; or

(d) there shall be a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business,

then, if the Board of Directors shall in its sole discretion determine that all adjustment in the number of Shares or kind of shares theretofore authorized for but not yet covered by Grants, in the number of Shares or kind of shares then subject to outstanding Grants, of the Subscription Price applicable under any outstanding Grants, of the number of Shares or kind of shares generally available for Grants or available for a Key Employee or Directors or in a calendar year under the Plan and/or such other adjustment as may be appropriate should be made, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes.

In the case of any such adjustment as provided for in this Section, the Subscription Price shall be adjusted appropriately to reflect such adjustment. No adjustment provided for in this Section shall require the Corporation to issue a fractional Share and the total adjustment with respect to each Option shall be limited accordingly.

Any adjustment made pursuant to this Section with respect to the terms of an Option shall require a similar modification with respect to the terms of the Stock Appreciation Right to which such Option relates.

9.   AMENDMENT AND TERMINATION

From time to time the Board of Directors, may in addition to its powers under the Plan, add to or amend any of the provisions of the Plan or suspend or terminate the Plan or amend the terms of any then outstanding Option or Stock Appreciation Right granted under the Plan; provided, however, that (i) any approvals required under any applicable law or stock exchange rules are obtained, and (ii) no such amendment, suspension or termination shall be made at any time which adversely affects the existing rights of an Optionee under the Plan without his or her consent in writing provided, that with respect to any Incentive Stock Options, the Committee may, after the time of Grant, amend the terms and conditions applicable to such Incentive Stock Option in a manner that could result in the failure of such Option to qualify as an "incentive stock option" within the meaning of Section 422 of the Code without the consent of the Optionee.

10.  REGULATORY APPROVAL

Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued any Shares or cause to be issued and delivered any certificates evidencing Shares to be delivered pursuant to the Plan, unless and until the Corporation is advised by its legal counsel that the issue of such Shares and the issuance and delivery of such Share certificates is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada and the United States of America and the requirements of any exchange upon which Shares of the Corporation are listed. The Corporation shall in no event be obligated to take any action in order to cause the issuance of such Shares and the issuance and delivery of such certificates to comply with any such laws, regulations, rules, orders or requirements. The Committee may require, as a condition of the issuance and delivery of such Shares or certificates and in order to ensure compliance with such laws, regulations, rules, orders and requirements, that the Optionee or, after his death, the Optionee's estate, as described in Section 6(g) hereof, make such covenants, agreements and representations as the Committee deems necessary or desirable.

11.  NO ADDITIONAL RIGHTS

No employee or Director shall have any claim or right to be granted Options or Stock Appreciation Rights, or additional Options or Stock Appreciation Rights, under the Plan, and the Grant of Options and/or Stock Appreciation Rights under the Plan shall not be construed as giving an Optionee any right to continue in the employment of the Corporation or any affiliated entity or affect the right of the Corporation or any affiliated entity to terminate the employment of any Optionee. Unless otherwise determined by the Committee, neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

12.  MISCELLANEOUS PROVISIONS

An Optionee shall not have the right or be entitled to exercise any voting rights, receive dividends or have or be entitled to any other rights as a shareholder in respect of Shares subject to an Option unless and until such Shares have been paid for in full and issued and certificates therefor have been issued to the Optionee. An Optionee entitled to Shares as a result of the exercise of an Option or Stock Appreciation Right shall not be deemed for any purpose to be, or have any such rights as a shareholder of the Corporation by virtue of such exercise, except to the extent a Share certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

The Corporation or any affiliated entity may withhold from any amount payable to an Optionee, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or affiliated entity will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of an Optionee. The Corporation or any affiliated entity shall also have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued, provided or paid to an Optionee hereunder. The Corporation or any affiliated entity may require an Optionee, as a condition of exercise of an Option or Stock Appreciation Right, to pay or reimburse any taxes which are required to be withheld in connection with the exercise of such Option or Stock Appreciation Right.

13.  EFFECTIVE DATE AND TERM OF THE PLAN

The Plan, and any amendments to the Plan, shall become effective upon its or their adoption by the Board of Directors, subject to approval by the shareholders of the Corporation at the next meeting of shareholders of the Corporation or any adjournment thereof, if required. If the shareholders do not approve the Plan, or any amendments to the Plan requiring shareholder approval, the Plan or such amendments shall not be effective, and any and all actions taken prior thereto, including the making of any Grants subject to such approval being obtained, shall be null and void or shall, if necessary, be deemed to have been fully rescinded. The Plan shall terminate on the date determined by the Board of Directors pursuant to Section 9 hereof and no Grants may become effective under the Plan after the date of termination, but such termination shall not affect any Grants which became effective pursuant to the Plan prior to such termination. No Grants may be made after the tenth anniversary of the effective date of the Plan.

The Plan was originally adopted effective April 27, 2000 and was amended on April 27, 2000, effective on the Restatement Effective Date.